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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at March 31, 1997           Filed
             (Unaudited, subject to adjustment)        herewith

   B1        Statement of Income and Accumulated       Filed
             Deficit for the quarter ended             herewith
             March 31, 1997 (Unaudited,
             subject to adjustment)

   C1        Statement of Cash Flows for the           Filed
             quarter ended March 31, 1997              herewith
             (Unaudited, subject to adjustment)

   B2        Statement of Income and Accumulated       Filed
             Deficit for the twelve months ended       herewith
             March 31, 1997 (Unaudited, subject to
             adjustment)

   C2        Statement of Cash Flows for the           Filed
             twelve months ended March 31, 1997        herewith
             (Unaudited, subject to adjustment)

   D         Kilowatt Hours Sold                       Filed
             For the Quarter Ended March 31, 1997      herewith
             (Unaudited, subject to adjustment)